Senti Bio Announces Second Quarter 2023 Results and Pipeline Updates

– GeneFab transaction provides access to clinical manufacturing and extends cash runway into Q4 2024 –

– IND for SENTI-202, potentially the first Logic Gated CAR-NK treatment for AML, on track for 2H 2023 –

– Cash, cash equivalents, and short-term investments of $59.6 million as of June 30, 2023 –

SOUTH SAN FRANCISCO, Calif., August 11, 2023 — Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases using its proprietary Gene Circuit platform, today reported financial results for the second quarter of 2023.

“With this month’s transaction establishing our r new clinical manufacturing partner, GeneFab, Senti has a sharpened focus on advancing our internal oncology pipeline and partnered programs,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “By doing so, we have extended our cash runway into the fourth quarter of 2024 while maintaining access to the right people, technology, and facilities necessary to advance our Gene-Circuit enhanced oncology cell therapies towards the clinic. Additionally, our strong presence at ASGCT showcased the breadth of Senti’s platform in a variety of therapeutic modalities, further demonstrating the modularity of our Gene Circuit technology.”

CORPORATE & PIPELINE HIGHLIGHTS

Senti Bio and Celadon Partners Establish GeneFab

Yesterday, the Company announced the establishment of GeneFab, LLC (“GeneFab”), a newly formed, independent contract manufacturing and synthetic biology biofoundry focused on next-generation cell and gene therapies. The transaction provided Senti Bio with additional capital and reduced longer-term operating expenses, extending the Company’s cash runway into the fourth quarter of 2024.
•In connection with the transaction, Senti Bio will receive approximately $38 million in cash before the end of 2025 from GeneFab. Approximately $18.9 million was due at closing, which was netted against an $18.9 million advanced payment owed by Senti Bio to GeneFab for future manufacturing and support services. The remaining $18.9 million will be paid to Senti Bio in installments in 2024 and 2025, subject to satisfaction of certain conditions.
•As part of the transaction, Senti Bio subleased its current good manufacturing practice (cGMP) facility in Alameda, CA to GeneFab, which will support the clinical manufacturing of Senti Bio’s chimeric antigen receptor natural killer (CAR-NK) programs, including SENTI-202.
•Philip Lee, Ph.D., Co-Founder and former Chief Technology Officer of Senti Bio, assumed the role of Chief Executive Officer of GeneFab. Employees who transfer from Senti Bio to GeneFab will continue to be actively engaged in the CMC and manufacturing components for the clinical manufacturing of Senti Bio’s Gene Circuit product candidates.
•Senti will be entitled to receive 10% of the realized gains arising and resulting from any cash or in-kind distributions from GeneFab in connection with the dividend or sale event under the economic share agreement.

CAR-NK Oncology Pipeline

•SENTI-202 for AML/MDS
Senti Bio is finalizing its Investigational New Drug (IND) application to the FDA for SENTI-202 and is on track for its IND in the second half of 2023.
◦The Company expects to initiate enrollment of patients into the Phase 1 clinical trial for SENTI-202 in 2024, subject to allowance of the IND by the FDA, focusing initially on relapsed/refractory acute myeloid leukemia (AML) patients.

◦SENTI-202 is the first Logic Gated off-the-shelf CAR-NK cell therapy program designed to selectively target and eliminate CD33 and/or FLT3 expressing hematologic malignancies, such as AML and myelodysplastic syndrome (MDS), while sparing healthy cells using a NOT logic gate.

•SENTI-401 for CRC
Senti Bio continues to advance SENTI-401 through preclinical development for the treatment of colorectal cancer (CRC) and other CEA+ solid tumors.

•SENTI-301A for HCC
Senti Bio continues to actively pursue strategic geographical partnerships for clinical development of SENTI-301A in territories where hepatocellular carcinoma (HCC) is more prevalent.

Collaboration Programs

At the most recent American Society of Gene and Cell Therapy (ASGCT) annual meeting in May 2023, Senti Bio gave two oral presentations and three poster presentations, showcasing the potential applicability of Senti Bio’s Gene Circuit technology. Two of the presentations summarized initial nonclinical data from the Company’s ongoing collaborations with BlueRock Therapeutics (BlueRock) and Spark Therapeutics (Spark). Additionally, BlueRock presented one poster presentation utilizing Senti Bio’s Gene Circuit platform. The presentations at ASGCT highlighted the potential utility of Senti Bio’s technology across multiple modalities, including NK cells, T cells, adeno-associated viruses (AAVs), induced pluripotent stem cells (iPSCs), and macrophages.

•BlueRock Collaboration
Oral presentation: Engineering Pharmacologically Relevant, FDA-Approved Small-Molecule-Regulated Gene Circuits for Therapeutic Applications in the Brain
◦Senti Bio designed a Regulator Dial intended to control the expression of IL-12 using Tamoxifen, an FDA-approved small molecule that can cross the blood brain barrier (BBB) and has favorable pharmacokinetics.
◦The Tamoxifen-based Regulator Dial enabled dose-dependent and reversible reporter production in vivo which could potentially provide a safer and more convenient way of regulating therapeutic payloads even after they have been delivered to patients.

Poster presentation: Designing Cell-State-Specific Synthetic Promoters as Smart Sensors to Control Macrophage Polarization
◦Senti Bio discovered and validated M1-state-specific macrophage promoters that can potentially be rationally re-engineered to improve promoter strength and M1 state-specific activity.
◦The data demonstrated that state-specific promoters can be built into Smart Sensor circuits to control macrophage polarization logic.

•Spark Collaboration
Oral presentation: Massively Parallel and Systematic Engineering Platform for Highly Compact, Cell-Type Specific, and Potent Smart Sensor Promoters for Precision Retinal Gene Therapies
◦Senti Bio’s Smart Sensors are designed to precisely target gene expression in diseased cells and limit off-target expression using compact promoters.
◦The data demonstrated equivalent expression levels of photoreceptor-specific synthetic promoters compared with strong promoters currently used in other gene therapies in the clinic. Synthetic promoters were compact and less than 500 base pairs in length.
◦We believe Senti Bio’s massively parallel and systematic workflow for designing highly compact, specific, and potent synthetic Smart Sensor promoters have the potential to be applied across different cell types and diseases beyond retinal applications.

SECOND QUARTER 2023 FINANCIAL RESULTS
•As of June 30, 2023, Senti Bio held cash, cash equivalents and short-term investments of $59.6 million.
•Research & development expenses were $11.0 million for the quarter ended June 30, 2023, compared to $9.2 million for the same period in 2022. The increase was related to increased headcount and facility costs to support the development of Senti Bio’s wholly-owned programs.
•General and administrative expenses were $9.6 million for the quarter ended June 30, 2023, compared to $13.9 million for the same period in 2022. The decrease was mainly attributed to $4.7 million expense reduction related to one-time equity awards granted in connection with the SPAC transaction that occurred in Q2 2022.
•Net loss was $18.7 million, or $0.42 per basic and diluted share, for the quarter ended June 30, 2023.

UPCOMING EVENTS

Senti Bio plans to participate in the following investment conferences:
•H.C. Wainwright 25th Annual Global Investment Conference
September 12 – New York, NY
•Morgan Stanley 21st Annual Global Healthcare Conference
September 13 – New York, NY

Senti Bio also plans to participate in the following upcoming scientific/medical conference:
•20th Meeting of the Society for Natural Immunity (NK2023)
September 26-29 – Oslo, Norway

About Senti Bio
Senti Biosciences is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Senti Bio’s wholly-owned pipeline utilizes off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth Gene Circuits in other modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, Senti Bio’s ability and intent to continue to advance its pipeline of preclinical programs and product candidates, statements regarding the timing of patient enrollment in clinical trials, statements regarding the formation of and transaction with GeneFab, including financial elements of the transaction, the relationship that Senti Bio will have with GeneFab going forward, and the role of transferred employees, statements about the potential attributes and benefits of Senti Bio’s product candidates and platform technology, statements about the submission, allowance, and timing of Senti Bio’s IND, statements regarding participation in upcoming conferences and financial condition, Senti Bio’s relationship with its existing and future collaboration partners, and statements about Senti Bio’s cash runway . These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s preclinical studies, IND filings, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with preclinical and IND-enabling studies, IND filings, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, and (ix) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recently filed periodic report, and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on Twitter (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2023	2022

Cash and cash equivalents	$36,752	$57,621
Short-term investments	22,883	40,942
Restricted cash	3,336	3,366
Property and equipment, net	58,940	56,136
Operating lease right-of-use assets	17,469	18,418
Total assets	143,630	180,792
Total liabilities	46,214	53,529
Total stockholders’ equity (deficit)	97,416	127,263

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Total revenue	$937	$1,358	$2,223	$2,462
Operating expenses:
Research and development	10,952	9,247	22,270	16,849
General and administrative	9,620	13,882	19,422	19,141
Total operating expenses	20,572	23,129	41,692	35,990
Loss from operations	(19,635)	(21,771)	(39,469)	(33,528)
Total other income (expense), net	938	10,219	2,050	10,168
Net loss	(18,697)	(11,552)	(37,419)	(23,360)
Other comprehensive loss	(3)	—	(1)	—
Comprehensive loss	$(18,700)	$(11,552)	$(37,420)	$(23,360)

Net loss per share, basic and diluted	$(0.42)	$(0.86)	$(0.85)	$(2.80)
Weighted-average shares outstanding, basic and diluted	44,278,427	13,446,622	44,175,274	8,336,451

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Media Contact: Kelli Perkins, kelli@redhousecomms.com